                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated February 26, 2001, except with respect to the matters discussed in Note 14, as to which is dated August 22, 2001 in this Amendment #2 to the Registration Statement on Form 10 of Viasys Healthcare Inc. (the Company) relating to the distribution of shares of the Company's common stock by Thermo Electron Corporation to the stockholders of Thermo Electron Corporation, and to all references to our Firm included in this Registration Statement.



                                                         /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 13, 2001